Exhibit 99.1

Press Release

Atlas Crest Investment Corp. II

Files Preliminary Proxy Statement to Obtain Stockholder Approval for Early Liquidation

NEW YORK, New York: Atlas Crest Investment Corp. II (NYSE: ACII.U, “ACII”, or the “Company”) announced today that it has filed a preliminary proxy statement to seek stockholder approval to adopt amendments to its Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to allow the Company to redeem all of its outstanding public shares and liquidate no later than December 30, 2022, in advance of the automatic termination date in its current Certificate of Incorporation of February 8, 2023.

Since its IPO on February 4, 2021, ACII management has conducted a rigorous search for appropriate targets, evaluating over 130 companies with the goal of completing a business combination that met its investment criteria. ACII management has thoroughly evaluated current adverse market conditions including unconducive capital markets, an overall decline in the SPAC market and a limited pool of public company-ready business combinations interested in pursuing a business combination via a SPAC, which have complicated efforts to find an appropriate target.  ACII management has also reviewed recent changes in U.S. tax law that could create tax liabilities in connection with stockholder redemptions after December 31, 2022.  As a result of these factors, ACII believes that it is in the best interests of its stockholders to liquidate the Company early.

ACII will seek a vote in favor of amendments to the Company’s Certificate of Incorporation from stockholders at a special meeting to be held later this year. As part of that process, the holders of public shares will have an opportunity to submit their shares for redemption, subject to the provisions of ACII’s Charter.

For more information, please see the Preliminary Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on October 25, 2022.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early unwind of the Company. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approval to effect this proposed transaction. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Additional Information

On October 25, 2022, ACII filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies for its special meeting of stockholders. Prior to the special meeting, ACII will file with the SEC and furnish to stockholders a definitive proxy statement, together with a proxy card. INVESTORS AND SECURITY HOLDERS OF ACII ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS ACII FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available free of charge to the public on, or accessible through, the Company’s corporate website under the heading “SEC Filings” at www.acii.atlascrestcorp.com.

Participants in the Solicitation

ACII, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the special meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the special meeting that was filed on October 25, 2022, and will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the special meeting. You may obtain free copies of these documents using the sources indicated above.

About Atlas Crest Investment Corp. II

Atlas Crest Investment Corp. II is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. The Company is sponsored by an affiliate of Moelis & Company, a leading global financial advisor to corporate executives, boards, entrepreneurs, financial sponsors and governments. The management team is led by Ken Moelis, as Chairman, and Michael Spellacy, as Chief Executive Officer, both of whom have had careers centered around identifying, evaluating and implementing organic and inorganic transformational growth and value creation initiatives across a broad range of industries.

PR Contact

Alyssa Castelli

Atlas Crest Investment Corp. II

T: +1 212 883 3802

alyssa@atlascrestcorp.com

IR Contact

Nicholas Nickerson

Atlas Crest Investment Corp. II

nick@atlascrestcorp.com